                                                                     Exhibit 2.1


                DATED               5th            MARCH  1998
                ----------------------------------------------




                             IMI KYNOCH LIMITED (1)

                                     - AND -

                             IMI MARSTON LIMITED (2)

                                     - AND -

                                   IMI PLC (3)

                                     - AND -

                            CHART MARSTON LIMITED (4)

                                     - AND -

                            CHART INDUSTRIES INC (5)







       ==================================================================

                                    AGREEMENT
                          FOR THE SALE AND PURCHASE OF
                     THE INDUSTRIAL HEAT EXCHANGER BUSINESS
                                       OF
                               IMI MARSTON LIMITED

       ==================================================================


                              DBR/44001-0425-0/SDG





                                PINSENT - CURTIS

                                3 Colmore Circus
                                Birmingham B4 6BH
                               Tel: 0121 200 1050
                               Fax: 0121 626 1040

THIS AGREEMENT is made on              5th                        March  1998


BETWEEN:-

(1) IMI KYNOCH LIMITED (Registered in England No. 713735) whose registered office is at Kynoch Works, PO Box 216, Birmingham B6 7BA, United Kingdom (the "SELLER");

(2) IMI MARSTON LIMITED (Registered in England No. 155987) whose registered office is at Wobaston Road, Fordhouses, Wolverhampton WV10 6QJ, United Kingdom ("MARSTON");

(3) IMI PLC (Registered in England No. 714275) whose registered office is at Kynoch Works, PO Box 216, Birmingham B6 7BA, United Kingdom (the "SELLER'S GUARANTOR");

(4) CHART MARSTON LIMITED (Registered in England No. 3497115) whose registered office is at 55 Colmore Row, Birmingham B3 2AS (the "BUYER"); and

(5) CHART INDUSTRIES INC a Delaware corporation whose principal office is at 5885 Landerbrook Drive, Suite 150, Mayfield Heights, Ohio 44124, United States of America (the "BUYER'S GUARANTOR")

WHEREAS:-

(A)        Marston is a wholly-owned subsidiary of the Seller.

(B) By the Transfer Agreement Marston has agreed to sell the Business and the Assets (other than the Freehold Property) to the Seller or as it may direct.

(C) The Seller has agreed to sell the Business and the Assets to the Buyer on the terms and subject to the conditions set out in this Agreement.

IT IS AGREED as follows:-

1          INTERPRETATION

1.1        In this Agreement, unless the context otherwise requires:-


"ACCOUNTS DATE"                         means 31 December 1997

"ACCOUNTS"                              means the unaudited management accounts
                                        of the Business for the 12 month periods ended on each of 31 December 1995, 1996 and 1997 and the profit and loss account of the Business for the period of one month to 31 January 1998 and the unaudited balance sheet of the Business as at 31 December 1997, each as annexed to the Disclosure Letter

"ACT"                                   means the Companies Act 1985

"ADVANCE PAYMENTS"                      means all amounts received by Marston
                                        prior to the date of Completion in
                                        relation to the Business in respect of
                                        goods or services to be supplied by
                                        Marston after Completion but excluding
                                        such amounts which relate to the
                                        Excluded Items or to rights of Marston
                                        not taken over by the Buyer pursuant to
                                        this Agreement

"AGENCY CONTRACTS"                      means those contracts listed in Part I
                                        of Schedule 9 entered into prior to
                                        Completion by Marston for the
                                        appointment of third parties as the
                                        agent of Marston in connection with the
                                        Business

"ASSETS" means the property, undertaking, rights and assets of the Business agreed to be sold and purchased under this Agreement details of which are set out in Clause 2


"ASSOCIATED COMPANY"                    means, in relation to any company,
                                        any subsidiary undertaking or parent
                                        undertaking of that company or any
                                        subsidiary undertaking of any such
                                        parent undertaking

"ASSUMED  LIABILITIES"                  means:-

                                        (a)       the Creditors;

                                        (b)       Marston's obligations under
                                                  the Contracts as provided
                                                  in Clause 17;

                                        (c)       the Product Warranty
                                                  Commitments as provided in
                                                  Clause 18;

                                        (d)       Marston's obligations in
                                                  relation to performance bonds
                                                  and guarantees as provided in
                                                  Clause 20; and

                                        (e)       all other liabilities or
                                                  obligations of Marston
                                                  expressly assumed by the Buyer
                                                  under this Agreement

"BUSINESS"                              means the business of the Industrial
                                        Heat Exchanger Group carried on by
                                        Marston at Completion under the name
                                        "IMI Marston"

"BUSINESS DAY"                          means a day (other than a Saturday) on
                                        which clearing banks in the City of
                                        London are open for the transaction of
                                        normal sterling banking business

"BUSINESS INFORMATION"                  means all records, data, drawings,
                                        plans, specifications, technical files
                                        and reports owned by Marston relating to and used solely or principally in connection with the Business and all commercial, financial, marketing or technical information or trade secrets owned by the Seller or Marston and used exclusively in the Business each held in any form or medium whatsoever other than any records required by VATA to be retained by Marston

"BUYER'S SOLICITORS"                    means Wragge & Co of 55 Colmore Row,
                                        Birmingham B3 2AS

"CENTRAL SERVICES AGREEMENT"            means an agreement in the agreed form to
                                        be made between (1) the Buyer (2)
                                        Marston and (3) the Buyer's Guarantor
                                        and (4) the Seller's Guarantor relating
                                        to the supply of certain utilities to
                                        and services by the Buyer and/or Marston to the Business, Marston's retained businesses and all other businesses located at the Site, whether or not carried on by the Buyer or Marston

"COMPLETION"                            means completion of the sale and
                                        purchase of the Business and

                                        Assets in accordance with this Agreement

"COMPLETION ACCOUNTS"                   means the balance sheet of the Business
                                        as at Completion prepared in accordance
                                        with Schedule 6

"CONFIDENTIAL INFORMATION"              means such of the Business Information
                                        which is secret or confidential,
                                        commercial, financial, marketing or
                                        technical information or trade secrets

"CONSIDERATION"                         means the amount referred to in Clause
                                        4.1, as adjusted by the provisions of
                                        Clause 7

"CONTRACTS"                             means the Agency Contracts, the Customer
                                        Contracts, the Supplier Contracts, the
                                        Finance Agreements, the IP Licence
                                        Agreements and the Foreign Exchange
                                        Contracts

"CREDITORS"                             means the amounts owed or accrued due to
                                        any person by Marston in connection with the Business at Completion to or in respect of trade creditors (including to any members of the Seller's Guarantor's
                                        Group but, for the avoidance of doubt,
                                        excluding notional debts of the Business to the "corporate centre" of Marston) arising through normal business transactions, including the Advance
                                        Payments

"CUSTOMER CONTRACTS"                    means those contracts listed in Part II
                                        of Schedule 9 and all other contracts,
                                        agreements, orders and binding
                                        arrangements (whether written or oral)
                                        entered into prior to Completion by
                                        Marston for the supply or distribution
                                        of goods and/or services by Marston in
                                        connection with the Business and which
                                        remain to be performed (in whole or in
                                        part) by Marston at Completion:-

                                        (a)       the entering into of which
                                                  after the entering into of
                                                  this Agreement has been
                                                  approved by the Buyer; or

                                        (b)       entered into after the
                                                  entering into of this
                                                  Agreement but before
                                                  Completion in the ordinary
                                                  course of the Business and
                                                  under which the margin is
                                                  not less than that usually
                                                  experienced in that type of
                                                  contract; or

                                        (c)       under which the price
                                                  (excluding VAT) of the
                                                  unperformed part of the
                                                  contract, agreement, order or
                                                  arrangement does not exceed
                                                  (pound)50,000

                                        together with all offers made by Marston prior to Completion to enter into such contracts

"DEBTS"
                                        means all amounts owing to Marston at
                                        Completion in connection with the
                                        Business by or in respect of trade
                                        debtor accounts arising through normal
                                        business transactions (whether or not
                                        due and payable including, for the
                                        avoidance of doubt, the benefit of
                                        Prepayments and Deposits)

"DEPOSITS"                              means all amounts deposited with third
                                        parties by Marston prior to Completion
                                        (other than bank deposits) to secure the performance of an obligation or satisfaction of a condition by Marston relating to the Business to the extent such deposits remain outstanding as of Completion

"DISCLOSURE LETTER"                     means the letter (together with all the
                                        documents attached to it) in the agreed
                                        form from the Seller to the Buyer
                                        executed and delivered to the Buyer
                                        immediately prior to the execution of
                                        this Agreement

"EMPLOYEES"                             means those of the employees of Marston
                                        employed in the Business at the date of
                                        this Agreement whose names and other
                                        details are set out in Schedule 1 who
                                        continue to be so employed immediately
                                        prior to Completion

"ENCUMBRANCE"                           means any encumbrance or security
                                        interest of any kind whatsoever
                                        including (without limitation) a
                                        mortgage, charge, pledge, lien or
                                        hypothecation"

"EXCLUDED CONTRACT"                     means the agreement between Marston and
                                        Amoco Canada Petroleum Company Limited
                                        (Amoco ref 76290C-16-002, Marston ref
                                        DT617 and a supplemental letter dated
                                        10 February 1998) relating to an
                                        extended warranty, performance bond and
                                        outstanding payments and the related
                                        performance bond dated 11 February 1998

"EXCLUDED DEBT"                         means the amounts owing to Marston at
                                        Completion in connection with the
                                        Business by or in respect of the
                                        Excluded Contract as listed in Part IV
                                        of Schedule 2

"EXCLUDED EMPLOYEE"                     means any employee of Marston or the
                                        Seller who is not an Employee

"EXCLUDED ITEMS"                        means the assets and rights referred to
                                        in Clause 3

"EXCLUDED LIABILITIES"                  means any liability to pay employer's
                                        contributions for the period up to
                                        Completion to the Pension Scheme and to
                                        pay employees' contributions and
                                        additional voluntary contributions
                                        deducted from their pay in the period up to Completion to the Pension Scheme and all liabilities of Marston arising prior to Completion other than the Assumed
                                        Liabilities

"EXCLUDED TANGIBLE ASSETS"              means the tangible assets listed in Part
                                        II of Schedule 2

"FINANCE AGREEMENTS"                    means all those contracts listed in Part
                                        III of Schedule 9 entered into by
                                        Marston remaining to be performed in
                                        whole or in part pursuant to which the
                                        Leased Assets are being supplied to or
                                        are held by Marston on hire purchase,
                                        conditional purchase, hire, rental,
                                        leasing, licence or other terms such
                                        that title thereto has not at Completion passed to Marston

"FOREIGN EXCHANGE CONTRACTS"            means those contracts or commitments
                                        listed in Part IV of Schedule 9 entered
                                        into prior to Completion by Marston with IMI Treasury for the sale or purchase of foreign currency in connection with the Contracts

"FREEHOLD PROPERTY"                     means the property details of which are
                                        set out in Part I of Schedule 5

"GOODWILL"                              means the goodwill of Marston in
                                        connection with the Business as at
                                        Completion together with the exclusive
                                        right (so far as the Seller and Marston
                                        are able to grant the same) for the
                                        Buyer to
                                        use the name "Industrial Heat Exchanger
                                        Group" and the exclusive right to carry
                                        on the Business in succession to Marston

"ICTA"                                  means the Income and Corporation Taxes
                                        Act 1988

"INDEPENDENT ACCOUNTANT"                means a chartered accountant agreed upon
                                        by the Seller and Buyer or, in the event of their failure to agree within 20
                                        Business Days of either party's notice
                                        requiring the appointment of an
                                        independent accountant, nominated (from
                                        a group which excludes any person or
                                        firm which has rendered services for the Buyer's Guarantor or the Seller's
                                        Guarantor or one or more of their
                                        respective Associated Companies within
                                        the period of two years prior to the
                                        date of this Agreement) by the President for the time being of the Institute of Chartered Accountants in England and
                                        Wales (or by such person as such
                                        President may appoint for the purpose of making such nomination), such chartered accountant to act as an expert and not as an arbitrator who shall have the right to call for information from any party hereto relevant to any decision he may be required to make and to whom any party hereto may make submissions in connection therewith whose decision
                                        (which shall be notified by means of a
                                        written determination) shall (save in
                                        the case of manifest error) be final and binding on all parties hereto and whose costs shall be borne by the Buyer and the Seller in equal shares or in such other manner as he shall consider appropriate

"INDEPENDENT EXPERT"                    means an engineer agreed upon by the
                                        Seller and Buyer or, in the event of
                                        their failure within 20 Business Days of either party's notice requiring the appointment of an engineer, nominated by the President of the Institution of Mechanical Engineers (or by such person as such President may appoint for the purpose of making such nomination), such engineer to act as an expert and not as an arbitrator who shall have the right to call for information from any party hereto relevant to any decision he may be required to make and to take legal advice from a solicitor or barrister of his choosing and to whom any party hereto may make submissions in connection therewith whose decision

                                        (which shall be notified by means of a
                                        written determination) shall (save in
                                        the case of manifest error) be final and binding on all parties hereto and whose costs shall be borne by the Buyer and the Seller in equal shares or in such other manner as he shall consider appropriate

"INTELLECTUAL PROPERTY"                 means patents, registered and
                                        unregistered trade marks and service
                                        marks, registered designs, applications
                                        for any of the foregoing and the right
                                        to apply therefor in any part of the
                                        world, any similar rights in any
                                        country, trademarks and service marks,
                                        mask works, copyrights, rights
                                        in designs and inventions, discoveries,
                                        trade secrets, processes, technology
                                        know-how and other similar knowledge and experience and the benefit of all design and research and development work

"INTELLECTUAL PROPERTY RIGHTS"          means the registered Intellectual
                                        Property and applications therefor
                                        specified in Part I of Schedule 4
                                        together with the Intellectual Property
                                        owned by Marston and used exclusively in connection with the Business

"INTRA-GROUP BALANCES"                  means all sums owed by or to Marston to
                                        or from any other members of the
                                        Seller's Guarantor's Group at Completion save for those in respect of trade creditors arising through normal business transactions

"IP ASSIGNMENTS"                        means assignments of the registered
                                        Intellectual Property Rights in a form
                                        agreed between the Buyer and the Seller

"IPI"                                   means IMI Property Investments Limited
                                        (Registered in England No 2395737)

"IP LICENCE AGREEMENTS"                 means the licences in respect of
                                        Intellectual Property and information
                                        technology listed in Part II of Schedule
                                        4

"LEASES" means the two leases in the agreed form between (1) IPI and (2) the Buyer for the Buyer to occupy and use following Completion the Leasehold Property

"LEASED ASSETS"                         means the plant and machinery listed in
                                        Part III of Schedule 2 used by Marston
                                        in the Business

"LEASEHOLD PROPERTY"                    means the property to be the subject of
                                        the Leases details of which are set out
                                        in Part II of Schedule 5

"NET ASSET VALUE"                       means the value of the Tangible Assets,
                                        Stock and Debts less the value of the
                                        Creditors in each case as derived from
                                        the Completion Accounts

"PENSION SCHEME"                        means the IMI Pension Fund details of
                                        which are set out in Schedule 7

"PERMITTED USER AGREEMENT"              means the licence in the agreed form in
                                        respect of the Marston name

"PERMITS"                               means all licences, approvals, permits
                                        and the like held by Marston exclusively in connection with the Business and which are capable of transfer to the Buyer

"PREPAYMENTS"                           means all (if any) amounts paid prior to
                                        Completion by or on behalf of Marston in respect of the carrying on of the Business to the extent that the same were paid in respect of the supply to Marston of goods or services after Completion (but excluding amounts paid in respect of Taxation assessed or chargeable or otherwise relating to the profits (actual or deemed) of Marston and amounts paid in respect of, or in connection with, insurance and any other
                                        Excluded Item)

"PRODUCT LIABILITIES"                   means any liability resulting from
                                        injury or death to any person, damage to or destruction of property or otherwise
                                        (including, for the avoidance of doubt,
                                        consequential loss arising as a result
                                        of any such liabilities) whether arising before or after Completion by virtue of any defect in products supplied or services provided on or before the date of Completion by Marston in relation to the Business other than Product Warranty
                                        Commitments

"PRODUCT WARRANTY COMMITMENTS"          means the liabilities of Marston
                                        (whether actual or contingent) under any obligation contained in any contract with customers to remedy defects in or replace products supplied before
                                        Completion by Marston in relation to the Business

"PROVISIONAL CASH CONSIDERATION"        means the sum of (pound)21,000,000
                                        (twenty-one million pounds)

"REGULATIONS"                           means the Transfer of Undertakings
                                        (Protection of Employment) Regulations
                                        1981

"RESTRICTED BUSINESS"                   means the manufacture, marketing and/or
                                        sale of the following:-

                                        (a)       heat exchangers, assemblies
                                                  and cold boxes for all land
                                                  based and offshore cryogenic,
                                                  processing and industrial
                                                  applications, including, but
                                                  not limited to, those for
                                                  atmospheric gas plants,
                                                  hydrocarbon and natural gas
                                                  processing and treatment
                                                  plants, LNG liquefaction and
                                                  air portable oxygen and
                                                  nitrogen generator systems;

                                        (b)       heat exchangers and assembly
                                                  packages for transport
                                                  applications, including, but
                                                  not limited to, those for
                                                  railway locomotive cooling
                                                  systems and "on rail"
                                                  processing and treatment
                                                  plants;

                                        (c)       heat exchangers for fuel
                                                  cells, process intensification
                                                  applications and
                                                  refrigeration, including, but
                                                  not limited to, gas clean-up,
                                                  gas reformers and
                                                  recouperators for static and
                                                  mobile power systems and
                                                  service vehicles;

                                        (d)       heat exchangers for combined
                                                  heat and mass transfer
                                                  applications, including, but
                                                  not limited to, overflow
                                                  packing elements and
                                                  dephlegmator/reflux units; and

                                        (e)       structured packing elements
                                                  for use in mass transfer
                                                  columns and heat exchange
                                                  columns

"RESTRICTED PERSON"                     means the Seller's Guarantor and any
                                        other member of the Seller's Guarantor's
                                        Group from time to time

"RTPA"                                  means the Restrictive Trade Practices
                                        Acts 1976 and 1977

"SELLER'S GUARANTOR'S GROUP"            means the Seller's Guarantor and its
                                        Associated Companies

"SELLER'S SOLICITORS"                   means Pinsent Curtis of 3 Colmore
                                        Circus, Birmingham B4 6BH

"SITE" means the Wobaston Road, Wolverhampton site, details of which are set out in
                                        Part III of Schedule 5

"STOCK" means all stocks of consumables, stock in trade, raw materials, work in progress, partly finished and finished goods and processed materials, wherever located, held by or on behalf of Marston in connection with the Business at Completion

"SUPPLIER CONTRACTS"                    means those contracts listed in Part V
                                        of Schedule 9 and all other contracts,
                                        agreements, binding arrangements and
                                        outstanding orders (whether written or
                                        oral) entered into prior to Completion
                                        by Marston with suppliers for the supply to Marston of goods or services (other than in respect of insurance) exclusively in connection with the
                                        Business which at Completion remain to
                                        be performed in whole or in part:-

                                        (a)       the entering into of which
                                                  after the entering into of
                                                  this Agreement but before
                                                  Completion has been approved
                                                  by the Buyer; or

                                        (b)       under which the price
                                                  (excluding VAT) of the
                                                  unperformed part of the
                                                  contract, agreement, order or
                                                  arrangement does not exceed
                                                  (pound)100,000

"TANGIBLE ASSETS"                       means the plant and machinery listed in
                                        Part I of Schedule 2 together with the
                                        loose plant, machinery, tools,
                                        furniture, fittings, moulds, dies and
                                        other like articles owned by Marston,
                                        and used exclusively or principally in
                                        the Business except for
                                        the Excluded Tangible Assets and all
                                        those assets required to be used by
                                        Marston in performing its obligations
                                        under the Central Services Agreement

"TAXATION"                              includes (without limitation):-

                                        (a)       advance corporation tax,
                                                  capital gains tax, corporation
                                                  tax, customs and excise
                                                  duties, income tax (including
                                                  PAYE), inheritance tax,
                                                  insurance premium tax,
                                                  national insurance
                                                  contributions, rates and
                                                  community charge, stamp duty,
                                                  stamp duty reserve tax and
                                                  VAT;

                                        (b)       all former and foreign taxes;

                                        (c)       all other levies, imposts,
                                                  duties, charges or
                                                  withholdings in the nature of
                                                  taxes imposed by any Taxation
                                                  Authority; and

                                        (d)       all interest, penalties, fines
                                                  and other charges relating to
                                                  any of the above or to a
                                                  failure to make any return or
                                                  supply any information in
                                                  connection with any of the
                                                  above

"TAXATION AUTHORITY"                    means the Inland Revenue, H.M. Customs &
                                        Excise, the Department of Social
                                        Security and any other body having
                                        functions in relation to Taxation

"TENANCIES"                             has the meaning ascribed to it in Part
                                        IV of Schedule 5

"TRANSFER AGREEMENT"                    means an agreement dated 4 March 1998
                                        between (1) Marston and (2) the Seller
                                        by which Marston agreed to sell the
                                        Business and Assets (other than the
                                        Freehold Property) to the Seller or as
                                        it may direct, a copy of which is
                                        annexed to the Disclosure Letter

"VAT"                                   means value added tax

"VATA"                                  means the Value Added Tax Act 1994

"WARRANTIES"                            means the warranties contained in
                                        Schedule 3 and references to a
                                        "WARRANTY" shall be construed
                                        accordingly

1.2 In this Agreement, unless the context otherwise requires, a reference to:-


          1.2.1 a Clause or Schedule is a reference to a clause of or schedule to this Agreement;


          1.2.2 a document "IN THE AGREED FORM" is a reference to a document in the form approved, and for the purposes of identification only signed, by or on behalf of the Buyer and the Seller;


          1.2.3 a statutory provision includes a reference to that provision as modified, replaced, amended and/or re-enacted from time to time (whether before or after the date of this Agreement) and any prior or subsequent subordinate legislation made under it except to the extent that any such modification, replacement, amendment or re-enactment would increase or extend the liability of the Buyer, Seller or Marston under this Agreement;


          1.2.4 "COSTS" includes a reference to costs, charges and expenses of every description;


          1.2.5 a "PERSON" includes a reference to an individual, partnership, unincorporated association or body corporate wherever incorporated or situate and includes a reference to that person's legal representatives and successors;


          1.2.6 a "SUBSIDIARY", "HOLDING COMPANY" and "BODY CORPORATE" has the respective meaning set out in section 736 and 740 of the Act;


          1.2.7 a "COMPANY" has the meaning set out in section 735 of the Act;


          1.2.8 a "SUBSIDIARY UNDERTAKING" or a "PARENT UNDERTAKING" has the meaning set out in sections 258 and 259 of the Act; and


          1.2.9 a "GROUP UNDERTAKING" has the meaning set out in section 259 of the Act.

1.3 The Schedules form part of this Agreement and shall be interpreted or construed as though they were set out in this Agreement.


1.4 The headings to the Clauses, Schedules and paragraphs of the Schedules are for convenience only and shall not affect the interpretation of this Agreement.


1.5 General words introduced by the word "OTHER" are not to be given a restrictive meaning because they are preceded by words indicating a particular class of acts, matters or things and are not to be given a restrictive meaning because they are followed by particular examples intended to be embraced by the general words.


1.6 Any statement which refers to the knowledge or knowledge and belief of the Seller or so far as the Seller is aware or any similar expression shall be deemed to refer to the knowledge only of J O'Shea and P A Boulton (a director and the secretary) but to include an additional statement that it has been made after (in the case of paragraph 1.6.1) due and careful, and (in the case of paragraphs 1.6.2 to 1.6.9) reasonable enquiries of:-


          1.6.1 in relation to all of the Warranties, B Watton (director of Marston and general manager of the Business) and T J Davies (finance director and company secretary of Marston);


          1.6.2 in relation to all of the Warranties, K J Blount, G P Causier, P A Morgan, N P Omerod, M T Symonds and T Wood, being the immediate subordinates of B Watton;


          1.6.3     in relation to all Warranties contained in paragraph 16 of
                    Schedule 3 (Pensions), Mrs J R Pickett, IMI Group pensions manager;

          1.6.4     in relation to all Warranties contained in paragraph 18 of
                    Schedule 3 (Property), L Frith, managing director of IPI;


          1.6.5     in relation to all Warranties contained in paragraph 6 of
                    Schedule 3 (Intellectual Property), C Sykes, manager of the Patents and Licensing Department at the Seller's Guarantor;


          1.6.6     in relation to all Warranties contained in paragraph 19 of
                    Schedule 3 (Environmental), M White, IMI Group environmental adviser;


          1.6.7     in relation to all Warranties contained in paragraph 15 of
                    Schedule 3 (Employees), J S Kaye, administrative services manager at Marston;


          1.6.8     in relation to all Warranties contained in paragraph 7 of
                    Schedule 3 (Insurance), P Bissell, corporate risk and insurance manager; and


          1.6.9     in relation to all Warranties contained in paragraph 17 of
                    Schedule 3 (Taxation), A Duquenoy, IMI Group taxation manager.


2         SALE OF THE BUSINESS AND THE ASSETS
          -----------------------------------


2.1 The Seller agrees to sell with full title guarantee and the Buyer agrees to buy, with effect from Completion, the Business as a going concern and the Assets comprising:-


          2.1.1     the Freehold Property;

          2.1.2     the Tangible Assets;


          2.1.3     the Goodwill;


          2.1.4 the Intellectual Property Rights (save that in relation to rights in designs and inventions, discoveries, trade secrets, processes, technology and other knowledge and experience and the benefit of design and research development work comprised in the Intellectual Property Rights, the Seller agrees to sell only such right, title and interest as it and Marston may have and its full title guarantee shall not apply thereto);


          2.1.5     the Business Information;


          2.1.6     the Stock;


          2.1.7     the benefit (subject to the burden) of the Contracts;

          2.1.8     the Debts;


          2.1.9     the Permits; and


          2.1.10 all other assets owned by Marston and used exclusively in the Business, save for the Excluded Items.


2.2 The Freehold Property is sold on the terms set out in Schedule 5 and the Seller and the Buyer agree to and shall comply with the provisions of Schedule 5 relating to the Freehold Property and the Leasehold Property.

3         EXCLUDED ITEMS
          --------------


          There are excluded from the sale and transfer under this Agreement the following:-

3.1       all cash in hand and at bank;


3.2       the Excluded Tangible Assets;


3.3       the Excluded Contract;


3.4       the Excluded Debt;


3.5       all shares held by Marston;


3.6       the statutory books of Marston;


3.7 the benefit of any repayments of Taxation made by any Taxation Authority to Marston or the Seller;


3.8 the benefit of any insurance policies held by any member of the Seller's Guarantors Group;


3.9 save as provided in Clause 13 (Names) and in the Permitted User Agreement, the right to use the IMI or Marston names, logos or marks; and


3.10 without prejudice to the generality of the foregoing all other property, assets and rights of Marston which are not exclusively used in connection with the Business and which are not expressly transferred to the Buyer pursuant to the terms of this Agreement.


4         CONSIDERATION
          -------------


4.1 Subject to the provisions of Clause 7 and Schedule 6 (Completion Accounts), the consideration for the purchase of the Business and the Assets is the Provisional Cash Consideration together with the agreement of the Buyer in Clause 16.2 to discharge the Assumed Liabilities, apportioned between the Assets as follows:-


          4.1.1     the Freehold Property                      (pound)3,000,000

          4.1.2     the Tangible Assets                        (pound)2,500,000

          4.1.3     the patents and applications
                    therefor forming part of the
                    Intellectual Property Rights               (pound)1,000,000

          4.1.4     the know-how forming part of the
                    Intellectual Property Rights               (pound)4,000,000

          4.1.5     the balance of the Intellectual
                    Property Rights and the Business
                    Information                                (pound)1

          4.1.6     the Stock
                                                               the sum
                                                               ascertained from
                                                               the Completion
                                                               Accounts

          4.1.7     the Debts
                                                               the sum
                                                               ascertained from
                                                               the Completion
                                                               Accounts

           4.1.8        the Goodwill                          the balance of
                                                              the Consideration
                                                              plus the amount
                                                              of the Assumed
                                                              Liabilities
                                                              ascertained from
                                                              the Completion
                                                              Accounts

           4.1.9        the Contracts
                                                              the agreement by
                                                              the Buyer to
                                                              assume
                                                              liabilities
                                                              thereunder to the
                                                              extent provided
                                                              in this Agreement

           4.1.10       the Permits
                                                              the agreement by
                                                              the Buyer to
                                                              assume the terms
                                                              of the Permits to
                                                              the extent
                                                              provided in this
                                                              Agreement

4.2       The Provisional Cash Consideration is payable by the Buyer at
          Completion.


4.3 If a party fails to pay any sum due and payable by it under this Agreement on the due date of payment in accordance with the terms of this Agreement, the party shall pay interest on the sum from the due date until the date upon which the obligation of the party to pay the sum is discharged at the rate of two per cent. per annum above the base lending rate of Barclays Bank PLC from time to time in force (whether before or after judgment).


4.4 If after the date of this Agreement the Buyer transfers all or part of the Intellectual Property Rights for an amount in excess of the consideration apportioned to the Intellectual Property Rights under Clauses 4.1.3, 4.1.4 and 4.1.5 the Buyer covenants to pay to the Seller an amount equal to any additional Taxation liability arising to the Seller or Marston as a result of the Inland Revenue challenging the amount of the consideration apportioned under Clause 4.1.3 to the Intellectual Property Rights together with all costs, expenses, penalties and interest reasonably incurred by the Seller or Marston in connection with such challenge or such additional Taxation liability.


4.5 If any party to this Agreement or any Associated Company of such party to this Agreement obtains a corporation tax deduction or any other saving or credit against taxation as a result of any liability or matter giving rise to a claim under the indemnities contained in this Agreement, the amount payable under the indemnity concerned shall be reduced by an amount equal to the tax which is saved as a result of the deduction, saving or credit.


4.6 If any party to this Agreement or any Associated Company of such party suffers any charge to Taxation in respect of any sum payable under any of the indemnities contained in this Agreement (after taking account of any reduction made in accordance with Clause 4.5) the amount so payable shall be grossed up by such amount as will ensure that after deduction of the Taxation so chargeable there shall remain a sum equal to the amount that would otherwise have been payable under such indemnity.


4.7 The parties agree that no election will be made under section 531(3) ICTA in relation to the transfer of know-how pursuant to this Agreement.


5         PRIOR TO COMPLETION
          -------------------


5.1 From the date of this Agreement until Completion neither the Seller nor Marston shall take any action with the intention of causing the Business to be conducted otherwise than in the ordinary and usual course.


5.2       From the date of this Agreement until Completion:-


          5.2.1 each of the Seller and Marston shall use their respective reasonable endeavours in the ordinary course of the Business and in consultation with the Buyer to preserve intact the business organisation and the relationships with persons having business dealing with Marston in relation to the Business; and


          5.2.2 upon the Buyer giving to Marston reasonable prior notice the Seller and Marston shall give to the Buyer and its representatives reasonable access to the Assets and Business

          Information during the normal operating hours of the Business and shall allow the Buyer to consult with relevant and suitable employees of the Business in relation thereto (save that in the case of any lender or similar person and its representatives, this access shall be limited to access to the Site solely for the purposes of assessing the value of the Assets for security purposes) provided that at all times the Seller or Marston shall be entitled to appoint a person to be present at such consultations or when such access is given and the Buyer and its representatives shall comply with all regulations and reasonable restrictions of Marston or the Seller governing such access, including as to confidentiality and prior notification of the identity of the individuals requested to have access.


5.3 Solely for the purposes of permitting the Buyer to mitigate any loss to it (and not for the purposes of rescinding or terminating this Agreement) the Seller shall as soon as reasonably practicable notify the Buyer if it becomes aware both of any event or circumstance which renders any Warranty inaccurate in any material extent and that such event or circumstance has resulted in that Warranty becoming inaccurate in any material respect.


5.4 In the event that prior to Completion the Tangible Assets, the Freehold Property or the Stock shall sustain significant loss or damage by reason of fire, flood, wind or other natural calamity (regardless of whether or not such loss is insured):-


          5.4.1 the Seller shall as soon as reasonably practicable notify the Buyer of the damage and provide its reasonable estimate of the cost of repair of the damage together with any estimates provided by contractors or other third parties or reports of any loss adjuster relating in each case to the damage and its repair and the date of Completion shall be postponed until the date 5 Business Days after receipt by the Buyer of such estimate;


          5.4.2 if the cost of repair set out in the estimate provided pursuant to Clause 5.4.1 exceeds (pound)4,200,000 the Buyer shall be entitled to terminate this Agreement by notice in writing to the Seller on or before the day to which Completion is postponed pursuant to Clause 5.4.1.

5.5 For the purposes of Clause 5.4 "loss or damage" shall only include such physical damage or loss to the Tangible Assets, the Freehold Property or the Stock as is caused by fire, flood, wind or other natural calamity and shall not include loss of profits or turnover, unliquidated damages or other losses arising from any interruption of the Business or otherwise caused by such damage or loss.


5.6 If the Buyer terminates this Agreement pursuant to Clause 5.4.2 the rights and obligations of the parties to this Agreement shall cease immediately on termination except that:-


          5.6.1 each party's rights in respect of breaches by any other party of its obligations under this Agreement prior to termination shall continue in full force and effect; and

          5.6.2 the provisions of Clause 25 (Announcements) shall remain in full force and effect.


5.7       On the date of this Agreement the Buyer shall deliver to the Seller:-


          5.7.1 an opinion in the agreed form from Calfee, Halter & Griswold LLP relating to the entering into and performance by the Buyer's Guarantor of this Agreement and the documents to be entered into by it at Completion;


          5.7.2 a copy, certified as true by the secretary or a director of the Buyer or the Buyer's Guarantor (as appropriate), of excerpts from the minutes of meetings of the board of directors of each of the Buyer and the Buyer's Guarantor, as signed by the secretary or a director of each respective meeting, resolving that each of the Buyer and the Buyer's Guarantor (as appropriate) should enter into this Agreement and each document to be entered into by each of them on the date hereof or at Completion, and authorising execution of this Agreement and each such document by each person signing on behalf of the Buyer or the Buyer's Guarantor.


          5.8 On the date of this Agreement the Seller shall deliver to the Buyer a copy, certified as true by the secretary or a director of the Seller, Marston or the Seller's Guarantor (as appropriate), of the minutes of meetings of the board of directors (or a committee thereof) of each of the Seller, Marston and the Seller's Guarantor, as signed by the chairman of each respective meeting, resolving that each of the Seller, Marston and the Seller's Guarantor should enter into this Agreement and each document to be entered into by each of them on the date hereof or Completion, and authorising execution of this Agreement and each such document by each person signing on behalf of the Seller, Marston or the Seller's Guarantor.


6         COMPLETION


6.1 Completion shall take place at the offices of the Seller's Solicitors on 27 March 1998.


6.2 At Completion the Seller shall deliver to the Buyer (in the case of the assets referred to in Clauses 6.2.1 and 6.2.2, at the Freehold Property):-


          6.2.1 possession of those Assets which are transferable by delivery;

          6.2.2     the Leased Assets;


          6.2.3     the Permitted User Agreement, duly executed by Marston;


          6.2.4     the Leases duly executed by IPI;


          6.2.5 the Central Services Agreement, duly executed by Marston and the Seller's Guarantor;


          6.2.6 the Transfer (as defined in Part IV of Schedule 5), duly executed by IPI, the Seller and Marston;

          6.2.7 the deed of indemnity in relation to the Pension Scheme in the agreed form, duly executed by the Seller, Marston and the Seller's Guarantor;


          6.2.8     the VAT invoice referred to in Clause 21.2; and


          6.2.9 the IP Assignments, duly executed by Marston (provided that, in the event that the Buyer and the Seller are unable to agree the form of the IP Assignments prior to Completion, Completion shall not be delayed and assignments shall be delivered following Completion pursuant to Clause 28.1.).


6.3 At Completion the Buyer shall pay the Provisional Cash Consideration by telegraphic transfer to the client account of the Seller's Solicitors (Account name: Pinsent Curtis Client Account; Sort Code:
          60-02-35; Account Number 10396225; Bank Address: National Westminster Bank Plc, PO Box 87, Colmore Centre, 103 Colmore Row, Birmingham B3
          3NS) , who are irrevocably authorised by the Seller to accept the same, and whose receipt shall be an absolute discharge to the Buyer of its obligation to pay the Provisional Cash Consideration.


6.4       At Completion the Buyer shall deliver to the Seller:-


          6.4.1 a counterpart of the Permitted User Agreement, duly executed by the Buyer;


          6.4.2     counterparts of the Leases, duly executed by the Buyer;


          6.4.3 a counterpart of the Central Services Agreement, duly executed by the Buyer and the Buyer's Guarantor;


          6.4.4     a counterpart of the Transfer, duly executed by the Buyer;

          6.4.5     a counterpart of the deed of indemnity referred to in Clause
                    6.2.7 duly executed by the Buyer and the Buyer's Guarantor; and


          6.4.6 counterparts of the IP Assignments, duly executed by the Buyer (provided that, in the event that the Buyer and the Seller are unable to agree the form of the IP Assignments prior to Completion, Completion shall not be delayed and assignments shall be delivered following Completion pursuant to Clause 28.1.)


7         COMPLETION ACCOUNTS


7.1 Schedule 6 shall have effect for the preparation of the Completion Accounts and the ascertainment of the Net Asset Value.


7.2 If the Net Asset Value exceeds (pound)2,867,000 by more than (pound)300,000 the Consideration for the sale under this Agreement shall be increased by an amount equal to the excess of the Net Asset Value over (pound)2,867,000 and the Buyer shall pay to the Seller such amount within 10 Business Days of agreement or determination of the Net Asset Value together with interest on such amount from (and including) the date of Completion until (but excluding) the date of payment at the rate of two per cent. per annum above the base lending rate of Barclays Bank PLC from time to time in force.


7.3 If the Net Asset Value falls short of (pound)2,867,000 by more than (pound)300,000 the Consideration for the sale under this Agreement shall be reduced by an amount equal to the shortfall of the Net Asset Value below (pound)2,867,000 and the Seller shall repay to the Buyer such amount within 10 Business Days of agreement or determination of the Net Asset Value together with interest on such amount from (and including) the date of Completion until (but excluding) the date of payment at the rate of two per cent. per annum above the base lending rate of Barclays Bank PLC from time to time in force.


7.4 Any amount payable by the Buyer pursuant to Clause 7.2 shall be paid by telegraphic transfer to the client account of the Seller's Solicitors, who are irrevocably authorised to accept the same, and whose receipt shall be an absolute discharge to the Buyer of its obligation to pay the sum payable under Clause 7.2


7.5 Any amount payable by the Seller pursuant to Clause 7.3 shall be paid by telegraphic transfer to such bank account of the Buyer as is notified to the Seller by the Buyer on or prior to the due date for payment under Clause 7.3


7.6 All amounts payable under this Agreement shall be paid in full without deduction, set-off or counterclaim.


8         WARRANTIES


8.1 The Seller warrants to the Buyer as at the date of this Agreement in the terms set out in Schedule 3.


8.2       The Warranties are subject only to:-


          8.2.1     any matter which is fairly disclosed in the Disclosure
                    Letter;


          8.2.2 any matter or thing done or omitted to be done prior to Completion at the written request, or with the written approval of the Buyer; and


          8.2.3     the provisions of Clause 9 (Limitation on Warranties).


8.3 The Seller acknowledges that the Buyer is entering into this Agreement in reliance upon the Warranties but the Seller makes no representation and gives no warranty or undertaking to the Buyer save only as and to the extent expressly set out in this Agreement.

8.4 Each of the Warranties shall be interpreted as a separate and independent warranty so that the Buyer shall have a separate claim and right of action in respect of every breach of each Warranty.


8.5 Any amount paid by the Seller to the Buyer as damages for breach of the Warranties or any other term of this Agreement shall be treated as a reduction or refund of the consideration paid or payable under this Agreement.


8.6 Except as provided in Clause 5.2.2, the Buyer shall have no right to rescind or terminate this Agreement either before or after Completion by reason of a breach of any of the Warranties or otherwise.


8.7 None of the Warranties (other than those contained in paragraph 19 of Schedule 3) shall be deemed to constitute, directly or indirectly, a warranty as to or in respect of any matters relating to the Environment or as to compliance or otherwise with any law, regulation, rule, treaty or convention relating to the pollution, contamination or protection of human health or the Environment, or the creation, storage, handling and disposal of industrial waste and/or hazardous substances or any other matters relating to the Environment, and the Buyer acknowledges and agrees that the Seller makes no warranty in relation to matters relating to the Environment or such compliance or otherwise or as to any other matters relating to the Environment (save as expressly provided in paragraph 19 of Schedule 3). For the purposes of this Clause "Environment" shall have the meaning given in Schedule 8.


9         LIMITATION ON WARRANTIES


9.1 For the purposes of this Clause 9, "Claim" means any claim (whether in contract, tort or otherwise) made by the Buyer for breach of any of the Warranties.


9.2 The Seller's liability under the Warranties shall be limited as follows:-

          9.2.1 the Seller shall have no liability in respect of, and there shall be disregarded for all purposes (including, but without limitation, Clause 9.2.2), any individual Claim unless that individual Claim exceeds (pound)5,000;


          9.2.2 no Claim shall be made by the Buyer until the aggregate liability for all Claims by the Buyer (including all previous Claims whether or not satisfied and including costs) shall exceed (pound)300,000 in which case the whole amount shall be capable of being claimed and not simply the excess;

          9.2.3 the Seller's maximum aggregate liability in respect of all Claims (including interest and costs) is limited to (pound)15,750,000; and


          9.2.4 no Claim shall be made unless the Claim has been notified in writing (giving such details as are reasonably available to the Buyer of the specific matter in respect of which such Claim is made including the nature of the breach and the amount claimed) to the Seller before the third anniversary of Completion.


9.3 Any Claim which has been made against the Seller (and which has not been previously satisfied, settled or withdrawn) shall be deemed to have been withdrawn and shall become fully barred and unenforceable on the expiry of the period of six months commencing on the expiry of the period in which notification of that Claim may be given in accordance with Clause 9.2.4, unless legal proceedings in respect of the Claim shall have been properly issued and validly served on the Seller.


9.4       The Seller shall have no liability in respect of any Claim:-


          9.4.1 to the extent that it arises or is increased as a result of the passing of any legislation (or making of any subordinate legislation) after Completion with retrospective effect;


          9.4.2 to the extent that it relates to any loss for which the Buyer is indemnified by insurance or provision of applicable law;

          9.4.3 to the extent that the matter giving rise to the Claim was allowed, provided for or reserved in the Completion Accounts.


9.5 The Buyer warrants to the Seller that at the date of this Agreement it knows of no fact or circumstance which would give rise to a Claim.


9.6 The Seller's liability for any Claim shall be subject to the following limitations and procedures:


          9.6.1 The Claim shall not include any amount with respect to which Buyer has been or will be reimbursed by Buyer's insurance or by another source by reason of the provisions of applicable law.

          9.6.2 The amount of the Claim shall be adjusted by any tax savings actually achieved by the Buyer in respect of the Claim and any tax cost actually incurred by the Buyer in respect of the Claim or payment of the Claim by Seller, the intention of the parties in this Clause 9.6.2 being to place the Buyer in the same economic condition that it would have been had the Claim not occurred.


          9.6.3 The Buyer shall and shall procure that each group undertaking of the Buyer shall take all reasonable steps to avoid and/or mitigate the Seller's liability under the Warranties.


          9.6.4 In the event Buyer is notified by a third party that it intends to make a claim against Buyer which may give rise to a Claim, Buyer shall follow the procedures described in Clause 9.10 with respect to such third party claim.


          9.6.5 In the event that, subsequent to the date on which Seller has made payment to Buyer in satisfaction of a Claim, Buyer is reimbursed by a third party for part or all of its loss set forth in such Claim or obtains a tax relief or repayment related thereto, Buyer shall refund to Seller the amount of such reimbursement, relief or repayment (up to the amount of Seller's payment); provided, however, that Buyer shall have no obligation to seek reimbursement from a third party (other than making appropriate claims against Buyer's insurer and other than using Buyer's best endeavours to claim available tax reliefs or repayments) for Buyer's losses which give rise to a Claim.


          9.6.6 If the Buyer or any group undertaking of the Buyer is entitled or may be entitled to recover from a third party any sum which is referable to a matter giving rise to a Claim the Buyer shall as soon as reasonably practicable notify the Seller and provide such information as the Seller may reasonably require relating to such right of recovery.


          9.6.7 To the extent Seller offers reasonable evidence that a matter which gave rise to a Claim which has been paid by Seller to Buyer may also form the basis for a claim for reimbursement of all or part of Buyer's loss by a third party, Buyer will, at Seller's request, assign Buyer's rights to such third party claim to Seller and cooperate in any reasonable manner, at Seller's cost, in Seller's efforts to seek recovery from such third party.


9.7 The Buyer shall not be entitled to recover damages from the Seller more than once in respect of any individual item or loss or damage suffered by the Buyer;


9.8 No liability will arise for breach of any of the Warranties if and to the extent that:-


          9.8.1 such breach is attributable to any voluntary act or omission (other than in the ordinary course of conducting the Business) of the Buyer or persons deriving title from the Buyer after Completion; or


          9.8.2 such breach arises from an act or omission of the Seller occurring prior to Completion at the request of the Buyer.

9.9 If the Buyer or any group undertaking of the Buyer becomes aware of any matter which it realises or should have realised is likely to give rise to a Claim or upon any Claim being made the following provisions shall apply:-


          9.9.1 the Buyer shall as soon as reasonably practicable give written notice specifying in reasonable detail the event, matter or default which is likely to give rise or gives rise to the Claim and the amount of such Claim to the Seller of the matter and shall consult with the Seller with respect to the matter;


          9.9.2 the Buyer shall provide, and shall procure that each group undertaking of the Buyer will provide, to the Seller and the Seller's professional advisers full access to premises, personnel and to all relevant assets, documents, records and information within the power, possession or control of the Buyer or any group undertaking of the Buyer for the purpose of investigating the matter;


          9.9.3 the Buyer shall and shall procure that each group undertaking of the Buyer shall use its reasonable efforts to preserve all relevant assets, documents, records and information within the power, possession or control of the Buyer or any group undertaking of the Buyer which are or are likely to be relevant in connection with any matter which is likely to give rise to a Claim for so long as an actual or prospective Claim or such matter remains outstanding;


          9.9.4 the Seller shall at its reasonable cost be entitled to copies of any of the documents or records, and to photograph any premises or assets, referred to in paragraph 9.9.2;


          9.9.5 the Buyer shall not make and shall procure that no group undertaking of the Buyer shall make any admission of liability in respect of or compromise or settle the matter without the prior written consent of the Seller such consent not to be unreasonably withheld or delayed.

9.10 In the event that any party (the "Indemnified Party") seeks indemnification hereunder from another party (the "Indemnifying Party") or otherwise seeks damages from another party for breach of any of the Warranties and the Indemnified Party's claim arises out of a claim or allegation by any third party (the "Third Party Claim"), the following procedures shall govern the conduct of the Third Party Claim.


          9.10.1 The Indemnified Party shall give written notice to the Indemnifying Party as soon as practicable following its receipt of notice of the Third Party Claim; provided that any delay in giving such notice shall not relieve the Indemnifying Party of liability hereunder unless it suffered actual prejudice as a result of such delay.


          9.10.2 In the case of any Third Party Claim the whole or part of which is covered by insurance of the Seller's Guarantor's Group, Seller or its insurers shall control the defence of such Third Party Claim.


          9.10.3 Subject to Clause 9.10.2, in the case of any Third Party Claim made by a material supplier or customer of Buyer and with respect to which Buyer intends to seek indemnification hereunder, Buyer shall control the defence of such Third Party Claim. No settlement of such Third Party Claim shall be entered into by Buyer without Seller's prior written consent, which consent shall not be unreasonably withheld or delayed;


          9.10.4 In the case of all Third Party Claims (other than those described in 9.10.2 and 9.10.3 above), the Indemnifying Party shall be entitled to control the defence and settlement of such claims if, upon its receipt of the notice described in Clause 9.10.1 above, it acknowledges in writing that any loss suffered or to be suffered by the Indemnified Party by reason of such Third Party Claim, is fully indemnifiable hereunder. If the Indemnifying Party fails to submit such written acknowledgement within 30 days after receipt of the notice described in Clause 9.10.1, the Indemnified Party shall control the defence of the Third Party Claim but shall not settle such Third Party Claim without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld or delayed.

          9.10.5 The party which is not in control of the defence of any Third Party Claim shall be entitled to participate in, at its own cost, but not to control, the defence of the Third Party Claim and the parties hereto shall cooperate with each other in such defence


10        RISK AND TITLE
          --------------

          Risk in and title to the Assets shall pass to the Buyer on Completion.


11        POSITION AFTER COMPLETION
          -------------------------

11.1 Subject to the provisions of this Agreement, from Completion the Buyer shall carry on the Business and be entitled to all profits earned and all income and other sums receivable and bear all losses and shall pay all outgoings and be responsible for all liabilities incurred in carrying on of the Business. Subject to the provisions of this Agreement, the Buyer shall indemnify Marston and keep Marston indemnified against all liabilities arising out of or in connection with the Business following Completion.


11.2 Each party shall forthwith pass to the other any payment, notice, correspondence, information or enquiry in relation to the Business or the Assets which it receives after Completion and which properly belongs to the other.


11.3 To the extent required by the Seller or Marston or any Associated Company of Marston for preparing or auditing their respective statutory accounts or tax returns, or responding to any request or enquiry of a taxation authority or in connection with any civil, criminal, arbitration or other proceedings actual or threatened or for the purpose of dealing with claims by Employees or former employees of the Business or to fulfil any legal obligation or to carry on its remaining businesses, the Buyer shall make available any books and records which are delivered to the Buyer under the terms of this Agreement for inspection by representatives of Marston or any member of the Seller's Guarantor's Group during normal business hours on reasonable advance notice being given for a period of up to seven years from Completion (or, in the case of books and records relating to personnel, health and safety matters, 20 years from Completion) and during such period and at such times and on such notice, Marston shall make available any books and records not delivered to the Buyer which contain information in existence at Completion relating to the Business which may be required for the purpose of the Business or for any tax or other return in connection therewith for inspection by representatives of the Buyer. The party receiving or inspecting any information pursuant to this Clause 11.3 and each group undertaking of such party shall not use (save for the purposes intended by this Clause 11.3) or disclose such information and shall take reasonable steps to prevent the use or disclosure of such information) and in both cases the party inspecting documents (at such party's reasonable cost) shall be entitled to take copies of such documents.


11.4 The Buyer may at any time offer to return to the Seller any such books and records delivered to it under this Agreement and referred to in Clause 11.3 at no cost to the Seller. If and to the extent that the Buyer makes any such offer it shall be released from all continuing obligations and liability under Clause 11.3.


11.5 Without prejudice to Clause 11.3, the Buyer (or any group undertaking of the Buyer) shall provide (or shall procure the provision of) to Marston or any member of the Seller's Guarantor's Group and their professional advisers and its insurers and their advisers reasonable access to premises, personnel and to all relevant assets, documents, records and information (howsoever held) within the power, possession or control of the Buyer or any group undertaking of the Buyer for the purpose of investigating all matters relating to the Product Liabilities and/or enabling Marston or any member of the Seller's Guarantor's Group to take such action as it deems appropriate and shall use reasonable endeavours to procure that all group undertakings of the Buyer shall retain and preserve all relevant assets, documents, records and information within the power, possession or control of any group undertaking of the Buyer of, or relating to, the Business which are relevant in connection with any Product Liability and Marston or any member of the Seller's Guarantor's Group shall at the Seller's reasonable cost be entitled to copies of any of the documents or records and to photograph any premises or assets.

12        PROTECTION OF GOODWILL
          ----------------------

12.1 The Seller's Guarantor undertakes to the Buyer that without the written consent of the Buyer:-

          12.1.1 for a period of three years from Completion it will not and will procure that no Restricted Person will in any capacity whatsoever directly or indirectly carry on any Restricted Business;


          12.1.2 for a period of three years from Completion it will not and will procure that no Restricted Person will (except by general advertising otherwise than by way of notice exhibited at the Site) directly canvass, solicit or endeavour to entice away any Employee who is an employee of the Buyer at the time of any such approach or contact and who is engaged in a managerial, technical or sales capacity; and


          12.1.3 for a period of three years from Completion it will not and will procure that no Restricted Person will at any time for the purpose of any Restricted Business, canvass, solicit, or endeavour to entice away as a customer of the Buyer any person who during the period of 12 months prior to the date of Completion has been a customer of Marston in connection with the Business.


12.2 Nothing in Clause 12.1 shall preclude any Restricted Person from acquiring any firm, partnership or business, or any shares of a company or group of companies which is or is about to be engaged in any activity restricted under Clause 12.1.1 ("the Acquired Business") or from carrying on or permitting the carrying on of the Acquired Business


          PROVIDED  THAT:

          12.2.1 the turnover of the Acquired Business derived from such restricted activities during its last completed financial year prior to its acquisition by the Restricted Person does not represent more than 10 per cent of the total turnover of the Acquired Business during such financial year; and


          12.2.2 the acquisition of such part of the Acquired Business which is engaged or is about to be engaged in such restricted activities is not the principal motive for the acquisition of the Acquired Business.

12.3 Nothing in Clause 12.1 shall prevent any Restricted Person from owning not more than three per cent of any class of the issued share capital of a company which is dealt in on a recognised investment exchange (as defined in the Financial Services Act 1986).


12.4 The Seller's Guarantor has taken independent legal advice and acknowledges that it considers the undertakings contained in Clause
          12.1 reasonable for the proper protection of the Business and further acknowledges that damages would not be an adequate remedy for breach of such undertakings.


12.5 Each of the undertakings contained in Clause 12.1 is separate and severable and shall be construed on that basis. In the event that any such undertaking is found to be void but would be valid if some part of it were deleted or if the period or extent of it were reduced such undertaking shall apply with such modification as may be necessary to make it valid and effective.


13        NAMES
          -----

13.1 The Buyer shall (and shall procure that any group undertaking of the Buyer shall), save as specifically provided in Clause 13.2, within the period of 60 days following Completion for all items cease to use the IMI name, mark or logo and in particular (but without limitation) shall remove the same from its products, premises, vehicles, brochures and stationery of all sorts and undertakes both for itself and on behalf of any of its group undertakings not at any time after Completion to represent or hold itself out as being connected or as having any association (save for any actual on-going trading relationships) with the Seller's Guarantor's Group (including using any name, mark or logo likely to be confused with the IMI name, mark or logo except during the period of 60 days referred to above) and that between the date of Completion and the expiry of the said period of 60 days the Buyer (or any relevant group undertaking of the Buyer) shall apply stickers to all its outgoing stationery, brochures, goods and packaging bearing the IMI name, mark or logo indicating that the Buyer (or the relevant group undertaking of the Buyer) is not part of the Seller's Guarantor's Group.


13.2 In the event that the Buyer has not obtained any quality stamp required by the American Society of

          Mechanical Engineers to be stamped on the range of products manufactured by the Business at the date of Completion by the expiry of the period of 60 days referred to in Clause 13.1 then Marston will at the Buyer's cost provide reasonable assistance to the Buyer to help it obtain such quality stamps and notwithstanding anything to the contrary in Clause 13.1 until the earlier of the date 6 months from Completion and the date upon which the Buyer has obtained such quality stamp, the Buyer shall be entitled to use in relation to the Business the relevant quality stamp held by Marston at Completion bearing the IMI name, mark or logo.


13.3 The Buyer undertakes to indemnify and hold harmless the Seller (for itself and as agent and trustee for the benefit of each other member of the Seller's Guarantor's Group) from and against all losses, damages, costs, actions, proceedings, claims, demands and expenses arising from the use after Completion of any such names, logos or marks as are referred to in Clauses 13.1 and 13.2 and that neither the Buyer nor any of its group undertakings will commit or do any act or thing (other than enforcing its rights under this Agreement) or pursue any course of conduct which might reasonably be expected to bring the Seller's Guarantor or any other member of the Seller's Guarantor's Group into disrepute to a material degree.


13.4 The Buyer agrees for a period of 18 months after Completion to procure for the Seller's Guarantor copies of any stationery used by the Buyer (or any of its group undertakings) promptly upon request by the Seller's Guarantor and during normal business hours to co-operate with the reasonable requests of the Seller's Guarantor necessary for the purposes of verifying that the undertakings of the Buyer set out in this Clause 13 have been complied with.


13.5 Nothing in this Clause 13 or any other provisions of this Agreement shall in any way prohibit or restrict the Seller's Guarantor or any member of the Seller's Guarantor's Group from using the names, logos or marks IMI or Marston or any colourable imitation of them in any manner or combination it sees fit save that with effect from Completion neither the Seller's Guarantor nor any member of the Seller's Guarantor's Group shall represent or hold itself out as being connected or as having any association (save for any actual on-going trading relationships) with the Business, the Buyer or any group undertaking of the Buyer. Neither the Seller's Guarantor nor any of its group undertakings will commit or do any act or thing (other than enforcing its rights under this Agreement) or procure any course of conduct which might reasonably be expected to bring the Buyer's Guarantor or any of its Associated Companies into disrepute to a material degree.

14        EMPLOYEE
          --------

14.1 The Seller and the Buyer acknowledge that the Regulations apply and accordingly the employment of all Employees and any collective agreement relating thereto shall be transferred from Marston to the Buyer with effect from Completion subject to the right of any of the Employees to object to their transfer pursuant to Regulation 5(4A) of the Regulations.


14.2 Marston shall be responsible for all emoluments and outgoings in respect of the Employees (including without limitation all wages, holiday pay, bonuses, commission, PAYE, national insurance contributions, pensions contributions and otherwise) up to Completion save that the Buyer shall be responsible for payment to Employees of a bonus in accordance with the rules of the IMI Employee Profit Sharing Scheme at the rate of 2.0 pence in the (pound)1 of Qualifying Remuneration (as defined in the rules of the scheme) in respect of the period from 1 January 1997 to Completion. Payment of the bonus will be made on the first payroll date of the Business following Completion. The amount of the bonus shall for the purposes of this Agreement be treated as an Assumed Liability.


14.3 The Buyer shall be responsible for all emoluments and outgoings in respect of the Employees (including without limitation all wages, holiday pay, bonuses, commission, PAYE, national insurance contributions, pensions contributions and otherwise) from Completion and shall indemnify and hold harmless Marston against all liabilities, claims, demands and expenses (including legal expenses on an indemnity basis) in respect of the same.


14.4 The Buyer will assume the outstanding obligations of Marston in respect of the accrued holiday entitlements of the Employees at Completion.


14.5 Marston shall indemnify and hold harmless the Buyer from and against all losses, costs, claims, demands, actions, fines, penalties, liabilities and expenses (including legal expenses on an indemnity basis) in connection with or as a result of any claim or demand by any Employee in respect of redundancy, unfair dismissal or any other claim whatsoever within the jurisdiction of an industrial tribunal, wrongful dismissal, breach of contract, any other claim whatsoever arising at common law, sex, race or disability discrimination, equal pay, any claim in tort or otherwise (in all cases whether arising under British or European law) arising directly or indirectly from any act, fault or omission of the Seller in respect of any Employee prior to Completion;

14.6 Marston shall indemnify and hold harmless the Buyer from and against all losses, costs, claims, demands, actions, fines, penalties, liabilities and expenses (including legal expenses on an indemnity basis) in connection with or as a result of any claim or demand by any Excluded Employee arising out of the employment of any Excluded Employee;


14.7 The Buyer shall indemnify and hold harmless Marston from and against all losses, costs, claims, demands, actions, fines, penalties, awards, liabilities and expenses (including legal expenses on an indemnity basis) in connection with or as a result of any claim or demand by any Employee in respect of redundancy, unfair dismissal or any other claim whatsoever within the jurisdiction of an industrial tribunal, wrongful dismissal, breach of contract, any other claim whatsoever arising at common law, sex, race or disability discrimination, equal pay, any claim in tort or otherwise (in all cases whether arising under British or European law) arising directly or indirectly from any act, fault or omission of the Buyer in respect of any Employee whether arising before on or at any time after Completion.


14.8 The Buyer shall indemnify and hold harmless Marston and the Seller from and against all losses, costs, claims, demands, actions, fines, penalties, awards, liabilities and expenses (including legal expenses on an indemnity basis) in connection with or as a result of any claim (including any entitlement of an Employee under or consequent on such claim) by any trade union or staff association or other appropriate representative (within the meaning of Regulation 10 of the Regulations) arising from or connected with any information given by the Buyer to the Seller (including, without limitation, any measures the Buyer intends to implement in connection with the Employees after Completion) to enable the Seller to comply with its obligations to such trade union, staff association or other appropriate representative under Regulation 10 of the Regulations and whether or not any such claim arises or has its origin before or after Completion;


14.9 The Buyer warrants to Marston that it has furnished to Marston any information concerning any measures (within the meaning of Regulation 10 of the Regulations) that the Buyer intends to take in relation to any Employee and shall indemnify and hold harmless Marston against any breach of this obligation (including against any legal expenses on an indemnity basis).

14.10 Without prejudice to Clause 14.7 the Buyer shall indemnify and hold harmless Marston from and against all losses, costs, claims, demands, actions, fines, penalties, awards, liabilities and expenses (including legal expenses on an indemnity basis) in connection with or as a result of any claim by any Employee that the identity of the Buyer is to that Employee's detriment or that the terms and conditions to be provided by the Buyer are to that Employee's detriment provided that such claim arises after Completion.


15        PENSION ARRANGEMENTS
          --------------------

          In relation to pension arrangements the provisions of Schedule 7 (Pension Provisions) apply.

16        LIABILITIES
          -----------

16.1 Marston hereby undertakes to the Buyer to pay discharge and satisfy when the same fall due to be paid, satisfied or discharged the Excluded Liabilities and to indemnify and keep indemnified the Buyer from and against such liabilities.


16.2 The Buyer hereby undertakes to Marston to pay, discharge and satisfy when the same fall due to be paid, satisfied or discharged the Assumed Liabilities and to indemnify and keep indemnified Marston from and against such liabilities. Where after Completion a Creditor is not discharged by the Buyer in accordance with its terms and the person to whom the Creditor is payable is a supplier to Marston in respect of its continuing businesses Marston may on the expiry of seven days' written notice to the Buyer of its intention to do so discharge the Creditor and the Buyer will on demand reimburse Marston in respect of such payment.


17        CONTRACTS AND PERMITS
          ---------------------

17.1 Save as provided in Clause 18 in relation to Product Warranty Commitments, the Buyer shall take over from Marston the benefit and burden of the Contracts and Permits with effect from Completion and the Buyer shall adopt, perform and discharge all obligations arising under the Contracts and the Permits and the Buyer shall be entitled to all payments made in connection with the Contracts after Completion. The Buyer shall indemnify Marston against all actions, proceedings, costs, damages, claims and demands under or in relation to the Contracts and the Permits arising out of or in respect of this Agreement or the transfer of the Business and Assets pursuant to this Agreement or any act, omission or default under any of the Contracts or the Permits following Completion.


17.2 Insofar as any of the Contracts or the Permits cannot be transferred to the Buyer except by an assignment made with the consent of another party or by a novation agreement and such consent or novation has not been received prior to Completion, this Agreement shall not constitute an assignment or an attempted assignment of the Contract or the Permit and until such Contract or Permit shall be assigned or novated Marston shall hold the same in trust for the Buyer absolutely and the Buyer shall, as Marston's sub-contractor, perform all the obligations of Marston thereunder and the Buyer shall be entitled to all payments made in connection with those obligations.


17.3 Marston and the Buyer will each use their respective reasonable endeavours to obtain all consents and approvals needed for such assignment or novation of each of the Contracts.


17.4 Marston and the Buyer will each use their respective reasonable endeavours to obtain all consents and approvals needed for the assignment or transfer of the Permits.


17.5 Subject to the provisions of Clause 18.7, Marston shall perform and discharge all obligations arising under the Excluded Contract and the Seller shall be entitled to all payments made in connection with the Excluded Contract after Completion.


18        PRODUCT WARRANTY COMMITMENTS
          ----------------------------

18.1      The Buyer undertakes to Marston and the Seller:-

          18.1.1 with effect from Completion to discharge all claims made under the Product Warranty Commitments and to take such actions as it reasonably deems appropriate including, without limitation, settling, compromising, defending, remedying, disputing, resisting or mitigating such claims; and


          18.1.2 that in dealing with claims under the Product Warranty Commitments it will deal in good faith having regard to the Seller's obligations under Clause 18.3 and shall not intentionally or gratuitously act in any manner which is likely to increase the Seller's liabilities under Clause 18.3.


18.2 The Buyer shall, for a period of three years from the date of Completion, at the end of every quarter (commencing at the end of the quarter commencing at the end of the month in which Completion occurred) provide to the Seller a list of all claims under the Product Warranty Commitments which have arisen in the preceding quarter and such list shall contain full details of the nature of the claim, the claimant and a statement of the costs (including reasonable expenses and legal costs) incurred by the Buyer solely in discharging Marston's liability in respect of each claim under a Product Warranty Commitment.


18.3 The Seller shall, subject to Clause 18.4, within 30 days of receiving the list referred to in Clause 18.2 and a request for payment, reimburse to the Buyer:-


          18.3.1 the cost of meeting claims under the Product Warranty Commitments arising prior to Completion; and


          18.3.2 one-half of the amount by which the cost of meeting claims under Product Warranty Commitments arising in the period of 12 months commencing on the date of Completion (or if longer the warranty period specified in the relevant Customer Contract at the date of Completion), excluding all claims where such cost is (pound)5,000 or less, exceeds (pound)50,000.

18.4 If the Seller does not agree with the cost of meeting any or all of the claims under Product Warranty Commitments specified in Clause 18.3 then it shall give written notice to the Buyer that a dispute exists, providing details of the dispute and if the Seller and the Buyer have not resolved the dispute within 10 Business Days of the date of the Buyer's receipt of such notice the dispute shall be referred to the Independent Expert. In the event of such dispute referral, the agreed or determined cost of meeting claims under the Product Warranty Commitments shall be paid by the Seller to the Buyer within 20 Business Days of such agreement or determination.


18.5 All amounts set out in this Clause are stated exclusive of any VAT chargeable thereon.


18.6 For the purposes of this Clause 18 a claim under a Product Warranty Commitment shall be deemed to arise when it is first notified to either Marston or the Buyer.


18.7 In the event that Marston shall have any liability under the Excluded Contract to replace any product (or any part of any product) or supply any additional products or services then the Buyer hereby undertakes that the Buyer will supply such replacement product or part or additional product or service to Marston to enable it to fulfil such obligations under the Excluded Contract and in addition will provide Marston with all reasonable expertise and labour required by Marston in meeting such liability and in return Marston shall pay to the Buyer an amount equal to its reasonable cost in supply of such product (or part or service), together with an amount per day equal to the daily salary of each of the Buyer's employees reasonably required to meet the Buyer's obligations hereunder (all sums payable being paid within ten Business Days after delivery by the Buyer to Marston of an invoice in respect thereof, such invoices to be prepared by the Buyer in respect of products (or parts or services) supplied during each period of three months commencing with the three month period which commences on the day following Completion) and for the avoidance of doubt the provisions of Clauses 18.1 to 18.6 shall not apply to any liability under the Excluded Contract.


18.8 If Marston does not agree with the amount of any invoice raised by the Buyer in accordance with Clause 18.7 then it shall give written notice to the Buyer that a dispute exists, providing details of the dispute and if Marston and the Buyer have not resolved the dispute within ten Business Days of the date of the Buyer's receipt of such notice the dispute shall be referred to the Independent Expert. In the event of such dispute referral, the agreed or determined cost shall be paid by Marston to the Buyer within 20 Business Days of such agreement or determination.


19        CONFIDENTIALITY AND NON-SOLICITATION
          ------------------------------------

19.1 Following Completion the Buyer will keep confidential and not make use of any confidential information of Marston not forming part of the Business Information which is in the possession of the Buyer or the Employees at Completion or comes into their possession as a result of their occupation of the Freehold Property or the Leasehold Property after Completion, including, without limitation, financial and accounting information and procedures, customer information, manufacturing procedures, techniques and knowhow and details of product development, in each case of a confidential nature.


19.2 Following Completion, Marston and the Seller will keep confidential and not make use of any confidential information of the Buyer (not being Confidential Information) which is in the possession of Marston or the Seller or the Excluded Employees at Completion or comes into their possession after Completion as a result of the Buyer's occupation of the Freehold Property or the Leasehold Property after Completion, including, without limitation, financial and accounting information and procedures, customer information, manufacturing procedures, techniques and know-how and details of product development, in each case of a confidential nature.


19.3 Save as provided in Clause 11.3, the Buyer's Guarantor will not and will procure that no Restricted Person will at any time after Completion make use of any Confidential Information.


19.4      Clauses 19.1, 19.2 and 19.3 do not apply to:-


          19.4.1 disclosure of confidential information to the extent required by any stock exchange, the Panel on Takeovers and Mergers or by law or by a court of competent jurisdiction; or


          19.4.2 confidential information which comes into the public domain otherwise than by a breach by the party required to keep it confidential.


19.5 The Buyer undertakes to Marston that without the written consent of Marston for a period of two years from Completion it will not and will procure that no group undertaking of the Buyer will (except by general advertising otherwise than by way of notice exhibited at the Site) directly canvass, solicit or endeavour to entice away any employee of Marston at the time of any such approach or contact who is engaged in a managerial, sales or technical capacity.


19.6 The Seller hereby grants or will procure to be granted to the Buyer with effect from Completion the non-exclusive right on a perpetual basis to use, free of charge, any Intellectual Property owned by Marston at the date of this Agreement (other than the Marston name and mark referred to in the Permitted User Agreement) and not forming part of the Intellectual Property Rights which is currently used in the Business at the date of this Agreement ("the Licensed IPR") on the following terms:


          19.6.1 the Licensed IPR may only be used by the Buyer for the purposes of the Business and to the extent and in the manner in which it is used in the Business on the date of this Agreement and not for any other purpose; and


          19.6.2 except as provided in Clause 32 the Buyer shall not be entitled to assign and except for the purpose of sub-contracting the operations of the Business the Buyer shall not be entitled to sub-license any of its rights under this Clause 19.6 without the prior written consent of Marston.


20        PERFORMANCE BONDS AND BANK GUARANTEES
          -------------------------------------

20.1 Within 28 days after Completion, the Buyer and the Buyer's Guarantor shall use their best endeavours to procure the absolute and unconditional release of Marston and each other relevant member of the Seller's Guarantor's Group from all liability (including contingent liability) under or in respect of the performance bonds and guarantees listed in Schedule 10 including, without limitation, by providing to each relevant issuing bank an indemnity or indemnities in a form acceptable to that bank, indemnifying each such bank against all liabilities, losses, claims, damages, costs and expenses incurred by such relevant bank under or in respect of such performance bonds and guarantees.


20.2 Pending release pursuant to Clause 20.1, the Buyer undertakes to Marston (as principal and as agent and trustee for each relevant member of the Seller's Guarantor's Group) to keep each member of the Seller's Guarantor's Group indemnified against all liabilities arising out of or in respect of the performance bonds and guarantees referred to in Clause 20.1


21        VALUE ADDED TAX
          ---------------

21.1      All sums payable under this Agreement are exclusive of VAT.


21.2 On Completion the Seller shall issue to the Buyer a valid VAT invoice in respect of the VAT payable in respect of the Provisional Cash Consideration and an estimate of the value of the Assumed Liabilities ("the Estimated Assumed Liabilities").


21.3 Subject to receipt by the Buyer of a valid VAT invoice as referred to in Clause 21.2, the Buyer shall use its reasonable endeavours to obtain credit pursuant to section 25 VATA for the input tax in respect of the Provisional Cash Consideration and the Estimated Assumed Liabilities at the earliest possible date. The VAT payable in respect of the Provisional Cash Consideration and the Estimated Assumed Liabilities shall be paid by the Buyer by telegraphic transfer to the account of the Seller nominated by the Seller on request by the Buyer on the date which falls three Business Days after the date on which the Buyer obtains credit for the input tax (whether by way of a deduction from any output tax then due from the Buyer or by way of a payment pursuant to section 25(3) VATA).

21.4 If any additional Consideration is payable by the Buyer pursuant to Clause 7.2 of this Agreement or the actual amount of the Assumed Liabilities is in excess of the Estimated Assumed Liabilities:-


          21.4.1 the Seller shall issue to the Buyer a valid VAT invoice in respect of the VAT payable in respect of such additional consideration on the day on which such additional Consideration is payable;


          21.4.2 the Seller shall issue to the Buyer a valid VAT invoice in respect of the VAT payable in respect of the difference between the actual value of the Assumed Liabilities and the Estimated Assumed Liabilities ("the Excess") within ten Business Days of such amount being determined; and


          21.4.3 the Buyer shall use its reasonable endeavours to obtain credit pursuant to section 25 VATA for the input tax in respect of the additional Consideration and the Excess at the earliest possible date and the VAT payable in respect of such additional Consideration and the Excess shall be paid by the Buyer by telegraphic transfer to the account of the Seller nominated by the Seller on request by the Buyer on the date which falls three Business Days after the date on which the Buyer obtains credit for the input tax (whether by way of a deduction from any output tax then due from the Buyer or by way of a payment pursuant to section 25(3)
                    VATA).


21.5 If the actual amount of the Assumed Liabilities is less than the Estimated Assumed Liabilities, then the Seller shall issue to the Buyer a valid VAT credit note in respect of the shortfall within ten Business Days of such amount being determined.


21.6 If any amount paid by the Buyer as representing VAT is not in fact VAT then the Seller shall pay to the Buyer a sum equal to that amount.

22        ENVIRONMENTAL
          -------------

          The provisions of Schedule 8 (Environmental) shall apply in relation to environmental matters.

23        GUARANTEE OF BUYER'S OBLIGATIONS
          --------------------------------

23.1 The Buyer's Guarantor hereby unconditionally and irrevocably guarantees full prompt and complete performance by the Buyer of all the Buyer's obligations under or arising out of or in connection with this Agreement (including the prompt payment of any sums payable) and undertakes to the Seller that if and whenever the Buyer is in default in respect of such obligations the Buyer's Guarantor will on demand duly and promptly perform or procure such performance of such obligations. The Buyer's Guarantor's obligations under this Clause are primary obligations and not those of a mere surety.


23.2 The Buyer's Guarantor will not be released from or exonerated of its obligations hereunder nor will any such obligation be reduced, discharged, impaired or in any way affected by any act, omission, matter or thing (whether or not known to the Seller) including, but without limitation:


          23.2.1 any time or release or indulgence granted to or composition with the Buyer or any other person; or


          23.2.2 the existence or non-existence, or validity or invalidity, or the taking, variation, compromise, expiry, discharge, renewal or release of or refusal or neglect to perfect or enforce any right, remedy or security against the Buyer or any other person; or


          23.2.3 any legal limitation, disability, incapacity or other circumstances relating to the Buyer or any other person or any amendment to or variation of either or both of this Agreement or any obligations arising out of it or any other document or security relating thereto or any assignment thereof; or

          23.2.4 any other act, event or omission which would or might but for this Clause 23.2 operate to restrict, release, impair or discharge the Buyer's Guarantor's liability hereunder.


23.3 The guarantee contained in Clause 23.1 is a continuing guarantee and will remain in full force and effect until the obligations and liabilities of the Buyer under or arising out of or in connection with this Agreement have been fully performed or been fully discharged.


23.4 Any release, compromise or discharge of the obligations of the Buyer's Guarantor shall be deemed to be made subject to the condition that it will be void against the Seller if any payment or security on the faith of which it was made is set aside or proves invalid for any reason.


23.5 Any demand or demands made pursuant to this guarantee may be made at any time and from time to time by notice to the Buyer's Guarantor.


24        GUARANTEE OF OBLIGATIONS OF THE SELLER AND MARSTON
          --------------------------------------------------

24.1 The Seller's Guarantor hereby unconditionally and irrevocably guarantees full prompt and complete performance by the Seller of all the obligations of the Seller and Marston under or arising out of or in connection with this Agreement (including the prompt payment of any sums payable) and undertakes to the Buyer that if and whenever the Seller or Marston is in default in respect of such obligations the Seller's Guarantor will on demand duly and promptly perform or procure such performance of such obligations. The Seller's Guarantor's obligations under this Clause are primary obligations and not those of a mere surety.


24.2 The Seller's Guarantor will not be released from or exonerated of its obligations hereunder nor will any such obligation be reduced, discharged. impaired or in any way affected by any act, omission, matter or thing (whether or not known to the Buyer) including, but without limitation:


          24.2.1 any time or release or indulgence granted to or composition with the Seller or any other person; or


          24.2.2 the existence or non-existence, or validity or invalidity, or the taking, variation, compromise, expiry, discharge, renewal or release of or refusal or neglect to perfect or enforce any right, remedy or security against the Seller, Marston or any other person; or


          24.2.3 any legal limitation, disability, incapacity or other circumstances relating to the Seller, Marston or any other person or any amendment to or variation of either or both of this Agreement or any obligations arising out of it or any other document or security relating thereto or any assignment thereof; or


          24.2.4 any other act, event or omission which would or might but for this Clause 24.2 operate to restrict, release, impair or discharge the Seller's Guarantor's liability hereunder.


24.3 The guarantee contained in Clause 24.1 is a continuing guarantee and will remain in full force and effect until the obligations and liabilities of the Seller and Marston under or arising out of or in connection with this Agreement have been fully performed or been fully discharged.


24.4 Any release, compromise or discharge of the obligations of the Seller's Guarantor shall be deemed to be made subject to the condition that it will be void against the Buyer if any payment or security on the faith of which it was made is set aside or proves invalid for any reason.


24.5 Any demand or demands made pursuant to this guarantee may be made at any time and from time to time by notice to the Seller's Guarantor.


25        ANNOUNCEMENTS
          -------------

25.1 Subject to Clause 25.2 no party to this Agreement shall make or send before or after Completion any announcement, communication or circular relating to the subject matter of this Agreement unless such party has first obtained the other parties' written consent to the form and text of such announcement, such consent not to be unreasonably withheld.


25.2 Clause 25.1 does not apply to an announcement, communication or circular:-


          25.2.1 required by law or by the London Stock Exchange Limited or by any governmental authority, in which event the party required to make or send such announcement, communication or circular shall, where practicable, first consult with the other party as to its content; or


          25.2.2 which, in the Seller's reasonable opinion, is required to be given by Marston in connection with or arising out of the transfer of the Employees pursuant to the Regulations; or


          25.2.3 which in the Buyer's reasonable opinion, is necessary or prudent to be given after Completion by the Buyer in the conduct or management of the Business or the Employees.


25.3 The Buyer and Marston shall after execution of this Agreement jointly send a letter in the agreed form to the customers, clients or suppliers of the Business advising them of the change of control of the Business and issue press releases in the agreed form announcing the transaction and, after Completion, further press releases in a form or forms agreed between the Buyer and Marston announcing its Completion.


26        NOTICES
          -------

26.1 Any notice or other communication pursuant to, or in connection with, this Agreement shall be in writing and delivered personally, or sent by first class pre-paid recorded delivery post (air mail if overseas), to the party due to receive such notice at its registered office from time to time (or to such other address as may from time to time have been notified in writing to the other party in accordance with this Clause 26) or by sending it by fax to the fax number of the party concerned set out in this Clause, or to such other fax number as may from time to time have been notified in writing to the other party in accordance with this Clause 26 (subject to the original notice or communication being sent by post on the same day in the manner specified above):-


          Seller's fax number:-             0121 356 0544
          Marston's fax number:-            01902 780077
          Seller's Guarantor's fax number:- 0121 356 0544
          Buyer's fax number:-              00 1 440 753 1491
          Buyer's Guarantor's fax number:-  00 1 440 753 1491

26.2 Subject to Clause 26.3, any notice or other communication shall be deemed to have been served:-


          26.2.1 if delivered personally, when left at the address referred to in Clause 26.1;


          26.2.2 if sent by pre-paid recorded delivery post (other than air mail), two days after posting it;


          26.2.3    if sent by air mail, six days after posting it;


          26.2.4 if sent by fax (subject to the original notice or communication being sent by post on the same day in the manner specified in Clause 26.1) upon receipt of a confirmation of transmission slip subject to receipt during office hours.


26.3 If a notice is given or deemed given at a time or on a date which is not a Business Day, it shall be deemed to have been given on the next Business Day.


27        ENTIRE AGREEMENT
          ----------------

27.1 This Agreement (together with all documents referred to in it or executed at Completion) constitutes the entire agreement between the parties in relation to its subject matter and replaces and extinguishes all prior agreements, undertakings, arrangements or statements (in whatever form) with respect to such subject matter.


27.2 No variation of this Agreement shall be effective unless made in writing and signed by or on behalf of all the parties to this Agreement.


28        FURTHER ASSURANCE
          -----------------

28.1 Each of Marston and the Seller shall at any time after Completion do or procure the doing of all such acts and things and/or execute or procure the execution of such documents in a form reasonably satisfactory to the Buyer as the Buyer considers reasonably necessary for the purpose of vesting the Business and all the Assets in the Buyer or giving the Buyer the full benefit of all the provisions of this Agreement and the Buyer shall at its own cost be responsible for preparing the requisite documentation and all reasonable fees and expenses associated therewith.


28.2 Within seven days of the execution of this Agreement the parties shall jointly, to the extent they have not already done so, approach each third party licensor of any software used in the Business under any licence in existence at the date of this Agreement in order to procure (as appropriate):-


          28.2.1 for the Buyer the right to use such software from Completion; and/or


          28.2.2 for Marston the right to provide data processing services to the Buyer from Completion.


29        INVALIDITY
          ----------

          If any provision of this Agreement is held to be unenforceable or illegal, in whole or in part, such provision or part shall to that extent be deemed not to form part of this Agreement but the enforceability of the remainder of this Agreement shall remain unaffected.

30        EFFECT OF COMPLETION
          --------------------

          This Agreement and in particular the Warranties in so far as any of its provisions remain to be, or are capable of being, performed or observed, shall remain in full force and effect after Completion.

31        COSTS
          -----

          Each party to this Agreement shall pay its own costs in relation to the negotiation, preparation, execution and implementation of this Agreement and of each document referred to in this Agreement. Should the Buyer wish to record with the relevant authorities its title to the registered Intellectual Property Rights, the Buyer shall be responsible for preparing and filing with such authorities the requisite documentation, including without limitation any confirmatory assignments that may be required, and shall pay all fees and expenses associated therewith and the Seller and Marston shall co-operate with the Buyer in this endeavour.

32        ASSIGNMENT
          ----------

          This Agreement is personal to the parties and neither it nor any benefit arising under it may be assigned without the prior written consent of the other party and neither party shall purport to assign or transfer the same provided that after Completion the Buyer may assign, without consent, any or all of its rights under this Agreement to:-

32.1      the purchaser of substantially all of the Buyer's assets and business;
          or


32.2 any of its Associated Companies (provided that if the assignee ceases to be an Associated Company of the Buyer, the rights transferred pursuant to this Clause shall be transferred to another Associated Company of the Buyer, failing which such rights will lapse) but any assignment hereunder shall in no way operate to increase Marston's or the Seller's or the Seller's Guarantor's obligations under this Agreement.

33        RTPA
          ----

          No party shall give effect to or enforce any restrictions contained in this Agreement or any agreement or arrangement of which this Agreement forms part and by virtue of which particulars of this Agreement (or the relevant agreement or arrangement) are required to be furnished under the RTPA until particulars have been duly furnished to the Director General of Fair Trading as required by the RTPA.

34        COUNTERPARTS
          ------------

          This Agreement may be executed in any number of counterparts and by each of the parties on separate counterparts each of which when executed and delivered shall be deemed to be an original, but all the counterparts together shall constitute one and the same agreement.

35        LAW AND JURISDICTION
          --------------------

35.1 This Agreement shall be governed by and construed in accordance with the laws of England.


35.2 The parties hereby submit to the exclusive jurisdiction of the High Court of England in relation to any dispute or claim arising out of or in connection with this Agreement.


35.3 The Buyer's Guarantor's address for service of proceedings in the High Court of England shall be the company secretary, Chart Marston Limited at its registered office for the time being with a copy to Wragge & Co, 55 Colmore Row, Birmingham B3 2AS (Ref: IRM) or such other address in England as may be notified to the other parties to this Agreement in accordance with the provisions of Clause 26.

SIGNED by or on behalf of the parties on the date which first appears in this Agreement.

The following schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule shall be furnished to the Securities and Exchange Commission upon request.

Schedule          Description
--------          -----------

   1              The Employees

   2              Part I - Tangible Assets
                  Part II - Excluded Tangible Assets
                  Part III - Leased Assets
                  Part IV - Excluded Debts

   3              Warranties

   4              Part I - Registered Intellectual Property Rights
                  Part II - IP Licence Agreements

   5              Part I - The Freehold Property
                  Part II - The Leasehold Property
                  Part III - The Site
                  Part IV - Detailed Property Provisions

   6              Completion Accounts

   7              Pension Provisions

   8              Environmental

   9              Part I - Agency Contracts
                  Part II - Customer Contracts
                  Part III - Finance Agreements
                  Part IV - Foreign Exchange Contracts
                  Part V - Supplier Contracts

  10              Performance Bonds and Guarantees

SIGNED by Paul Boulton                            )  /s/ Paul Boulton
for and on behalf of                              )  IMI KYNOCH LIMITED
IMI KYNOCH LIMITED                                )  Acting by its Attorney,
in the presence of:-                              )  Paul Boulton


Signature of Witness:  /s/ Duncan B. Reid

Name of Witness: Duncan Reid

Address: Pinsent Curtis
         Birmingham



SIGNED by                                         )  /s/ Nick Prosser
for and on behalf of                              )  IMI Marston Limited
IMI MARSTON LIMITED                               )  Acting by its Attorney,
in the presence of:-                              )  Nick Prosser


Signature of Witness: /s/ Duncan B. Reid

Name of Witness: Duncan Reid

Address: Pinsent Curtis
         Birmingham


SIGNED by Paul Boulton                            )  /s/ Paul Boulton
for and on behalf of                              )  IMI plc Acting by its
IMI PLC in the presence of:-                      )  Attorney, Paul
                                                     Boulton


Signature of Witness: /s/ Duncan B. Reid

Name of Witness: Duncan Reid

Address: Pinsent Curtis
         Birmingham

SIGNED by a duly authorised officer                    )
for and on behalf of                                   )
CHART MARSTON LIMITED                                  ) /s/ Arthur S. Holmes
in the presence of:-                                   )

Signature of Witness: /s/ A. Goldsworthy

Name of Witness: A. Goldsworthy

Address: 55 Colmore Row
         Birmingham
         B3  2AS




SIGNED by a duly authorised officer                    )  /s/ James R. Sadowski
for and on behalf of                                   )
CHART INDUSTRIES INC                                   )
in the presence of:-                                   )


Signature of Witness: /s/ A. Goldsworthy

Name of Witness: A. Goldsworthy

Address: 55 Colmore Row
         Birmingham
         B3  2AS


                                    CONTENTS

CLAUSE                                                                                    PAGE
------                                                                                    ----
1 INTERPRETATION............................................................................1
2 SALE OF THE BUSINESS AND THE ASSETS......................................................15
3 EXCLUDED ITEMS...........................................................................17
4 CONSIDERATION............................................................................18
5 PRIOR TO COMPLETION......................................................................20
6 COMPLETION...............................................................................23
7 COMPLETION ACCOUNTS......................................................................25
8 WARRANTIES...............................................................................26
9 LIMITATION ON WARRANTIES.................................................................27
10 RISK AND TITLE..........................................................................33
11 POSITION AFTER COMPLETION...............................................................33
12 PROTECTION OF GOODWILL..................................................................34
13 NAMES...................................................................................36
14 EMPLOYEE................................................................................38
15 PENSION ARRANGEMENTS....................................................................40
16 LIABILITIES.............................................................................40
17 CONTRACTS AND PERMITS...................................................................40
18 PRODUCT WARRANTY COMMITMENTS............................................................41
19 CONFIDENTIALITY AND NON-SOLICITATION....................................................44
20 PERFORMANCE BONDS AND BANK GUARANTEES...................................................45
21 VALUE ADDED TAX.........................................................................46
22 ENVIRONMENTAL...........................................................................48
23 GUARANTEE OF BUYER'S OBLIGATIONS........................................................48
24 GUARANTEE OF OBLIGATIONS OF THE SELLER AND MARSTON......................................49
25 ANNOUNCEMENTS...........................................................................50
26 NOTICES.................................................................................51
27 ENTIRE AGREEMENT........................................................................52
28 FURTHER ASSURANCE.......................................................................53
29 INVALIDITY..............................................................................53
30 EFFECT OF COMPLETION....................................................................54
31 COSTS...................................................................................54
32 ASSIGNMENT..............................................................................54
33 RTPA....................................................................................55
34 COUNTERPARTS............................................................................55
35 LAW AND JURISDICTION....................................................................55
SCHEDULE 1 THE EMPLOYEES...................................................................57
SCHEDULE 2 PART I TANGIBLE ASSETS..........................................................58
PART II EXCLUDED TANGIBLE ASSETS...........................................................59
PART III LEASED ASSETS.....................................................................59
PART IV EXCLUDED DEBTSA debt in the sum of (pound)697,000 owed to the Seller from Amoco
Canada Petroleum Company Limited...........................................................59
SCHEDULE 3 WARRANTIES......................................................................60
1 CAPACITY AND AUTHORITY...................................................................60
2 INFORMATION..............................................................................60
3 ACCOUNTS.................................................................................60
4 CHANGES SINCE THE ACCOUNTS DATE..........................................................61
5 ASSETS...................................................................................62
6 INTELLECTUAL PROPERTY....................................................................64
7 INSURANCE................................................................................65
8 CONTRACTS................................................................................66
9 INSIDER AGREEMENTS.......................................................................68
10 TERMS OF TRADE AND BUSINESS.............................................................68
11 LICENCES AND CONSENTS...................................................................70


12 COMPETITION.............................................................................70
13 INSOLVENCY..............................................................................72
14 LITIGATION AND COMPLIANCE WITH LAW......................................................73
15 EMPLOYEES...............................................................................74
16 PENSIONS................................................................................76
17 TAXATION................................................................................78
18 PROPERTY................................................................................80
19 ENVIRONMENTAL MATTERS...................................................................81
SCHEDULE 4 PART I REGISTERED INTELLECTUAL PROPERTY RIGHTS..................................83
PART IIIP LICENCE AGREEMENTS...............................................................84
SCHEDULE 5 PART I THE FREEHOLD PROPERTY....................................................85
PART II THE LEASEHOLD PROPERTY.............................................................85
PART III THE SITE..........................................................................85
PART IV DETAILED PROPERTY PROVISIONS.......................................................85
1 INTERPRETATION...........................................................................85
2 TITLE....................................................................................89
3 SUBJECTIONS..............................................................................89
4 CAPACITY.................................................................................91
5 COMPLETION...............................................................................91
6 INSURANCE................................................................................92
7 STANDARD CONDITIONS - AMENDMENTS.........................................................94
8 APPORTIONMENTS OF  RENTS AND OTHER INCOME................................................95
9 OUTSTANDING SUMS DUE FROM TENANTS........................................................96
10 MANAGEMENT PENDING AND AFTER COMPLETION.................................................98
11 MANUALS, PLANS ETC......................................................................99
12 THE TRANSFER............................................................................99
13 DOCUMENTS AND RECORDS..................................................................100
14 THE NEW LEASES.........................................................................100
15 THE WORKSHOP LEASE.....................................................................100
16 THE NEW LEASES.........................................................................100
SCHEDULE 6 COMPLETION ACCOUNTS PART I - PROCEDURE.........................................103
PART II - THE COMPLETION ACCOUNTS.........................................................104
SCHEDULE 7 PENSION PROVISIONS.............................................................108
SCHEDULE 8 ENVIRONMENTAL..................................................................109
SCHEDULE 9 CONTRACTS......................................................................116
PART I AGENCY CONTRACTS PART II CUSTOMER CONTRACTS........................................117
PART III FINANCE AGREEMENTS...............................................................118
PART IV FOREIGN EXCHANGE CONTRACTS PART V SUPPLIER CONTRACTS..............................119
SCHEDULE 10 PERFORMANCE BONDS AND GUARANTEES..............................................120


ANNEXURES

Actuary's Letter (Schedule 7, para 1)
-------------------------------------

AGREED FORM DOCUMENTS

Central Services Agreement (Clause 1.1)
---------------------------------------
Disclosure Letter (Clause 1.1)
------------------------------
Leases (Clause 1.1)
-------------------
Permitted User Agrement (Clause 1.1)
------------------------------------
Opinion Letter (Clause 5.7.1)
-----------------------------
Deed of indemnity (Clause 6.2.7)
--------------------------------
Letters Re Change of Control of Business and Press Releases (Clause 25.3)
-------------------------------------------------------------------------
Transfer (Schedule 5, para 12.1)
--------------------------------